UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2008
Federal Signal Corporation
(Exact name of registrant as specified in its charter)

Delaware	0-693	36-1063330
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)
1415 W. 22nd Street, Oak Brook, Illinois 60523
(Address of principal executive offices) (Zip Code)
(630) 954-2000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure
          The following information is being furnished pursuant to “Item 12. Results of Operations and Financial Condition” of form 8-K in accordance with SEC Release Nos. 33-8216 and 34-47583.
          The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.
          Beginning on May 21, 2008 Federal Signal Corporation began conducting a series of scheduled meetings with current and potential investors. James E. Goodwin, Interim President and Chief Executive Officer and Stephanie K. Kushner, Senior Vice President and Chief Financial Officer and other Company executives are reviewing the recent operational and financial performance of the Company, discussing the outlook for 2008 and reviewing broader growth strategies and key metrics.
          On June 4, 2008 the Company supplemented the presentation materials included as Exhibit 99.2 to the Form 8-K filed on May 27, 2008 with an analysis of income by quarter for the fiscal year 2007.
          A copy of this supplemental data is attached as Exhibit 99.2.
Item 9.01. Financial Statements and Exhibits
     (c) Exhibits
          99.2 Analysis of Income by quarter for the fiscal year 2007.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FEDERAL SIGNAL CORPORATION
Dated: June 4, 2008	By:	/s/ Paul Brown
Paul Brown
Vice President & Controller

EXHIBIT INDEX

Exhibit No.	Description

99.2	Analysis of Income by quarter for the fiscal year 2007.